Exhibit 99.4

Deep Gulf Energy LP Unaudited Condensed Financial Statements as of June 30, 2018 and December 31, 2017, and for the Six Months Ended June 30, 2018 and 2017

Deep Gulf Energy LP

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UNAUDITED CONDENSED FINANCIAL STATEMENTS AS OF JUNE 30, 2018 AND DECEMBER 31, 2017, AND FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017:

DEEP GULF ENERGY LP

CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2018	2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,879	$9,606
Accounts receivable, net	1,721	1,339
Prepaid expenditures	278	281

Total current assets	11,878	11,226

PROPERTY, PLANT, AND EQUIPMENT:
Oil and gas properties, successful efforts method—net of
accumulated depreciation, depletion and amortization of
$388,943 and $388,398 at June 30, 2018 and December 31, 2017, respectively	10,080	10,638

OTHER ASSETS	875	725

TOTAL ASSETS	$22,833	$22,589

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$267	$445
Accounts payable—related-party	65	102
Accrued liabilities	6,031	4,015
Current portion of asset retirement obligations	3,003	5,150

Total current liabilities	9,366	9,712

LONG-TERM LIABILITIES—Asset retirement obligations	10,377	11,883

COMMITMENTS AND CONTINGENCIES (Note 4)

PARTNERS’ CAPITAL—Limited partners’ interest	3,090	994

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$22,833	$22,589

See accompanying notes to the unaudited condensed financial statements.

DEEP GULF ENERGY LP

CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(In thousands)
(Unaudited)

	2018	2017
REVENUE:
Oil revenue	$5,390	$3,264
Gas revenue	603	507
NGL revenue	177	141

Total revenue	6,170	3,912

OPERATING COSTS AND EXPENSES:
Lease operating expenses	2,461	2,119
Work over expense	70	1,295
Transportation expenses	149	122
Depreciation, depletion, and amortization	545	799
Accretion expense	876	420
General and administrative expense	10	84
Loss (gain) on the sale of inventory	1	(1,171)
Other operating income	(59)	(18)

Total operating costs and expenses	4,053	3,650

OPERATING INCOME	2,117	262

OTHER EXPENSE	(21)	0

NET INCOME	$2,096	$262

See accompanying notes to the unaudited condensed financial statements.

DEEP GULF ENERGY LP

CONDENSED STATEMENT OF PARTNERS’ CAPITAL
(In thousands)
(Unaudited)

	Limited				Total
	Partners’			Retained	Partners’
	Units	Contributions	Distributions	Earnings	Capital

BALANCE—January 1, 2018	100	$148,601	$(283,875)	$136,268	$994

Net income	-	-	-	2,096	2,096

BALANCE—June 30, 2018	100	$148,601	$(283,875)	$138,364	$3,090

See accompanying notes to the unaudited condensed financial statements.

DEEP GULF ENERGY LP

CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(In thousands)
(Unaudited)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,096	$262
Adjustments to reconcile net cash provided by
operating activities:
Depreciation, depletion, and amortization	545	799
Accretion expense	876	420
Settlement of asset retirement obligations	(4,529)	(735)
Net changes in assets and liabilities:
Accounts receivable	(382)	6,619
Prepaid expenditures	3	624
Other assets	(150)	(175)
Accounts payable	(178)	(6,195)
Accounts payable—related-party	(37)	(478)
Accrued liabilities	2,016	(406)

Net cash provided by operating activities	260	735

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties—
net of reimbursements	13	0

Net cash provided by (used in) investing activities	13

NET INCREASE IN CASH AND CASH EQUIVALENTS	273	735

CASH AND CASH EQUIVALENTS—Beginning of year	9,606	7,340

CASH AND CASH EQUIVALENTS—End of year	$9,879	$8,075

See accompanying notes to the unaudited condensed financial statements.

Deep Gulf Energy LP

Notes to UnAUDITED Condensed Financial Statements

(In thousands)

1.	Nature of Business and Basis of Presentation

Nature of Business—Deep Gulf Energy LP, a Texas limited partnership (the “Partnership”), was formed to acquire, develop, operate, and manage deepwater exploitation and low-risk exploration projects located in the Gulf of Mexico and to produce and market oil, gas and natural gas liquids (NGL) from such properties. The Partnership has a perpetual existence unless and until dissolved and terminated.

Basis of Presentation— The interim financial information presented in the condensed financial statements included in this report is unaudited and, in the opinion of management, includes all adjustments of a normal recurring nature necessary to present fairly the condensed financial position as of June 30, 2018, the changes in the condensed statement of shareholders’ equity for the six months ended June 30, 2018, the condensed results of operations for the six months ended June 30, 2018 and 2017, and the condensed cash flows for the six months ended June 30, 2018 and 2017. The December 31, 2017 condensed balance sheet was derived from the 2017 audited financial statements. The results of the interim periods shown in this report are not necessarily indicative of the final results to be expected for the full year. These condensed financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As permitted under those rules, certain notes or other financial information that are normally required by GAAP have been condensed or omitted from these interim condensed financial statements. These condensed financial statements and the accompanying notes should be read in conjunction with our audited financial statements as of and for the year ended December 31, 2017.

2.	Accounting Policies

Use of Estimates—The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent liabilities at the date of the condensed financial statements and the related reported amounts of revenue and expenses. Estimates of reserves are used to determine depletion and to conduct impairment analysis. Estimating reserves has inherent uncertainty, including the projection of future rates of production and the timing of expenditures. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

Revenue Recognition and Imbalances—Oil, gas and NGL revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability of the revenue is probable.

The Partnership uses the sales method of accounting for gas production imbalances. The volumes of gas sold may differ from the volumes to which the Partnership is entitled, based on its interests in the properties. These differences create imbalances that are recognized as a liability only when the properties’ estimated remaining reserves, net to the Partnership, will not be sufficient to enable the under produced owner to recoup its entitled share through production. No receivables are recorded for those wells where the

Partnership has taken less than its share of production. There were no imbalances recorded at June 30, 2018.

Fair Value Measurements—Current fair value accounting standards define fair value, establish a consistent framework for measuring fair value, and stipulate the related disclosure requirements for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. These standards also clarify that fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The Partnership follows a three-level hierarchy, prioritizing and defining the types of inputs used to measure fair value depending on the degree to which they are observable as follows:

Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial statement or quoted prices (unadjusted) for identical assets or liabilities in inactive markets.

Level 3—Inputs to the valuation methodology are unobservable (little or no market data), which require the reporting entity to develop its own assumptions, and are significant to the fair value measurement.

Assets and liabilities measured at fair value are based on one or more of three valuation techniques. The valuation techniques are as follows:

Market Approach—Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Cost Approach—Amount that would be required to replace the service capacity of an asset (replacement cost).

Income Approach—Techniques to convert expected future cash flows to a single present value amount based on market expectations (including present value techniques, option-pricing and excess earnings models).

Authoritative guidance on financial instruments requires certain fair value disclosures to be presented. The estimated fair value amounts have been determined using available market information and valuation methodologies. Considerable judgment may be required in interpreting market data to develop the estimates of fair value for Level 3 inputs to the valuation methodology. The use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

Financial instruments consisting of cash and cash equivalents, accounts receivable, and accounts payable are reported at their carrying amounts, which approximate fair value due to the short-term nature of these instruments.

Property, Plant and Equipment - The following table lists the total proved and unproved oil, gas and NGL properties as of June 30, 2018 and December 31, 2017 (in thousands):

	June 30,	December 31,
	2018	2017

Proved properties—net of accumulated
depreciation, depletion and amortization	$9,812	$10,370
Unproved properties	268	268

Total oil and gas properties—net of accumulated
depreciation, depletion and amortization	$10,080	$10,638

Recently Issued Accounting Standards—In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition, and requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which entity expects to be entitled in exchange for those goods or services. The Partnership is required to adopt the new standard in 2019 using one of two allowable methods: (1) a full retrospective method, which applies the standard to each period presented in the financial statements, or (2) the modified retrospective method, which applies the standard to only the most current period presented, with a cumulative effect adjustment recorded to retained earnings. The Partnership is continuing to evaluate the provisions of this ASU, and has not determined the impact this standard may have on its financial statements and related disclosures or decided upon the method of adoption.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which significantly changes accounting for leases by requiring that lessees recognize a right-of-use asset and a related lease liability representing the obligation to make lease payments, for virtually all lease transactions. Additional disclosures about an entity’s lease transactions will also be required. ASU 2016-02 defines a lease as “a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment (an identified asset) for a period of time in exchange for consideration.” ASU 2016-02 is effective for annual periods beginning after December 31, 2019 and early application is permitted. Lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented in the financial statements using a modified retrospective approach. The Partnership is continuing to evaluate the provisions of this ASU and has not yet decided upon the method of adoption or determined the impact this standard may have on its financial statements and related disclosures.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements. ASU 2018-11 provide entities with an additional (and optional) transition method to adopt the new lease requirements by allowing entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which the entity adopts the new lease requirements would continue to be in accordance with current GAAP (Topic 840). An entity electing this additional (and optional) transition method must provide the required Topic 840 disclosures for all periods that continue to be in accordance with Topic 840. The amendments do not change the existing disclosure requirements in Topic 840 (for example, they do not create interim disclosure requirements that entities previously were not required to provide. The new standard is effective for fiscal years beginning after periods beginning after December 31, 2019. Early adoption is permitted. The Partnership is continuing to evaluate the provisions of this ASU and has not yet decided upon the method of adoption or determined the impact this standard may have on its financial statements and related disclosures.

3.	Related-Party Transactions

The Partnership’s controlling interest is owned by the same persons who own DGE II Management, LLC; Deep Gulf Energy II, LLC; DGE III Management, LLC; and Deep Gulf Energy III, LLC. DGE II Management, LLC; DGE III Management, LLC; and the Partnership have entered into Master Services and License Agreements in which operating services, engineering services, and other cost-sharing services are provided to each other. The Partnership had related party payables to other entities under this Master Services and License Agreement of $0.1 million as of June 30, 2018 and December 31, 2017, respectively.

These condensed financial statements have been prepared from the separate records maintained by DGE III Management, LLC and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Partnership had been operated as an unrelated company.

4.	Commitments and Contingencies

Insurance—The Partnership has insurance policies to mitigate its risk of loss associated with its operations, and it maintains the coverages and amounts of insurance believed to be prudent based on reasonably estimated loss potential. However, not all of the Partnership’s business activities can be insured at the levels it desires because of either limited market availability or unfavorable economics (limited coverage for the underlying cost).

The Partnership’s general property damage insurance provides varying ranges of coverage based upon several factors, including well counts and cost of replacement facilities. Its general liability insurance program provides a limit of $150 million (for the Partnership’s interest) for each occurrence and in the aggregate and includes varying deductibles, and the Partnership’s Offshore Pollution Act insurance is also subject to a maximum of $35 million for each occurrence and in the aggregate and includes a $100,000 (100%) retention. The Partnership separately maintains an operator’s extra expense policy for wells being drilled and producing wells with additional coverage for an amount up to $100 million that would cover costs involved in making a well safe after a blowout or getting the well under control, re-drilling a well to the depth reached prior to the well being out of control or blown out, costs for plugging and abandoning the well, costs for cleanup and containment and for damages caused by contamination and pollution.

The Partnership customarily has reciprocal agreements with its customers and vendors in which each contracting party is responsible for its respective personnel. Under these agreements, the Partnership is indemnified against third party claims related to the injury or death of its customers’ or vendors’ personnel.

Although there can be no assurance the amount of insurance the Partnership carries is sufficient to protect it fully in all events, it believes that its insurance protection is adequate for its business operations.

Performance Obligations—Regulations with respect to offshore operations govern, among other things, engineering and construction specifications for production facilities, safety procedures, plugging and abandonment of wells, and removal of facilities. As of June 30, 2018, the Partnership had secured performance bonds totaling approximately $0.3 million for its supplemental bonding requirements stipulated by the Bureau of Ocean Energy Management related to costs anticipated for the plugging and abandonment of certain wells and removal of certain facilities in its Gulf of Mexico fields. These performance bonds are uncollateralized. If the Partnership were to have to obtain additional performance bonds for other reasons, it cannot ensure that it would be able to secure any such additional performance bonds on acceptable commercial terms or at all.

Additionally, the Partnership has a $1.2 million collateralized bond to a third party for the plugging and abandonment of Nancy property located at Garden Banks block 463 that the Partnership exited in 2017. On January 4, 2017 the Partnership executed an agreement withdrawing from the Nancy property located at Garden Banks block 463. The agreement has an effective date of August 19th, 2016. As part of the agreement, the Partnership was required to post a performance bond with the purchaser as obligee for the Partnership’s estimated share of certain future abandonment expenses as the Partnership retained financial responsibility and liability for its proportionate share of certain of the abandonment liabilities. The Partnership posted such performance bond on January 4, 2017 in the amount of $1.2 million. As part of the performance bond, the Partnership entered into a collateral agreement with the bonding surety and was required to fund a collateral account with an initial contribution of $50 thousand by January 10, 2017 and in monthly deposits of $25 thousand on the 1st day of each month beginning on February 1, 2017 through November 1, 2018 in until such time that the deposit totals $0.6 million. As of June 30, 2018 the Partnership has recorded a deposit related to this bond of $0.5 million.

Legal Proceedings and Other Contingencies—The Partnership is a party to a Deferred Amount Payment Agreement (DAPA) with Energy Resource Technology GOM, Inc. (ERT) related to the Danny Noonan project (Project). Through this DAPA, the Partnership is required to reimburse ERT $7.3 million from the Project’s net cash flow in monthly installments if the gross production from the Project equals or exceeds 265 BCFE. As of June 30, 2018 , the Partnership does not expect gross production from the Project to equal or exceed 265 BCFE. As of June 30, 2018, the Partnership had no liability recorded for this DAPA.

From time to time, the Partnership could be a party to certain legal actions and claims arising in the ordinary course of business. Management is not aware of any legal actions or claims against the Partnership.

5.	Subsequent Events

Subsequent events were evaluated through September 14, 2018, which is the date these condensed financial statements were available to be issued.

On August 3rd, 2018, the Partnershp along with Deep Gulf Energy Management, LLC; DGE II Management, LLC; Deep Gulf Energy II, LLC; DGE III Management, LLC; and Deep Gulf Energy III, LLC entered into a securities purchase agreement with Kosmos Energy Gulf of Mexico, LLC to sell all shareholder interests in the Company; Deep Gulf Energy Management, LLC;; DGE II Management, LLC; Deep Gulf Energy II, LLC; DGE III Management, LLC; and Deep Gulf Energy III, LLC for a total consideration of $1.225 billion, subject to certain adjustments. This transaction is expected to close during the third quarter of 2018.

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